UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 9, 2016

U.S. PHYSICAL THERAPY, INC.
(Exact name of registrant as specified in its charter)

Nevada	1-11151	76-0364866
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 West Sam Houston Parkway South, Suite 300, Houston, Texas	77042
(Address of Principal Executive Offices)	(Zip Code)
Registrant's telephone number, including area code: (713) 297-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
As described below under Item 5.02, effective February 9, 2016, U. S. Physical Therapy, Inc. (the "Company") entered into amended and restated Employment Agreements individually with the following executive officers: Christopher J. Reading, President and Chief Executive Officer, Lawrance W. McAfee, Executive Vice President and Chief Financial Officer, and Glenn D. McDowell, Chief Operating Officer.
ITEM 5.02   DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENT OF CERTAIN OFFICERS.
Effective February 9, 2016, the Company entered into amended and restated Employment Agreements (collectively, the "Employment Agreements") individually with the following executive officers: Christopher J. Reading, President and Chief Executive Officer, Lawrance W. McAfee, Executive Vice President and Chief Financial Officer, and Glenn D. McDowell, Chief Operating Officer (hereinafter referred to collectively as "Executive Officers").  The Employment Agreements were executed in order to (i) extend the term of each of the Employment Agreements for an additional two-year period commencing as of January 1, 2016, along with automatic two-year extensions as of the end of each expiring term; (ii) modify the severance and other benefits to which the Executive Officers are entitled in the event of an involuntary termination of employment without cause, a voluntary termination for good reason, or due to death or disability; and (iii) provide for additional benefits in the event of a change in control of the Company.
The salaries of each of Messrs. Reading, McAfee and McDowell remain at current levels of $595,000, $430,000 and $400,000, respectively.  Each of the Employment Agreements may be terminated by the Company prior to the expiration of their respective terms for cause or without cause, and due to the death or disability of the Executive Officer, as well as by the Executive Officer for good reason or based a disability.   In the event of (A) an involuntary termination by the Company without "cause" (as defined in each of the Employment Agreements) or (B) a voluntary termination by the Executive Officer for "good reason" (as defined in each of the Employment Agreements), the affected Executive Officer is entitled to receive (1) salary continuation for two years, based on his base compensation then in effect, (2) the greater of: (a) the bonus paid or payable to the Executive Officer with respect to the last fiscal year completed prior to such termination, or (b) the average of the bonuses paid to the Executive Officer over the last three fiscal years of employment ending with the last fiscal year prior to such termination, (3) the Executive Officer's accrued but unused vacation days, (4) an immediate acceleration of vesting for all outstanding equity incentive awards, and (5) medical insurance benefits currently in effect for the twenty-four months following such termination.  If an Employment Agreement is terminated based on a qualified disability (as described in the Employment Agreements), the terminated Executive Officer is entitled to receive a lump-sum payment equal to two times such Executive Officer's base compensation then in effect, as well as an immediate acceleration of vesting for all outstanding equity incentive awards.  If an Employment Agreement is terminated based on the death of an Executive Officer, the Executive Officers' estate (or his heirs) will receive a lump-sum payment equal to such Executive Officers base compensation then in effect, and all outstanding equity incentive awards held by such Executive Officer shall immediately vest.  Finally, in the event of a "change in control" (as defined in the Employment Agreements), the Executive Officers, as applicable, will be entitled to (A) a change of control benefit of $500,000 for Mr. Reading and McAfee and $283,333 for Mr. McDowell, and (B) the immediate acceleration of vesting for all outstanding equity incentive awards held by the Executive Officers.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS
Exhibits                                             Description of Exhibits

10.1	Second Amended and Restated Employment Agreement by and between the Company and Christopher J. Reading dated effective February 9, 2016. *
10.2	Second Amended and Restated Employment Agreement by and between the Company and Lawrance W. McAfee dated effective February 9, 2016. *
10.3	Amended and Restated Employment Agreement by and between the Company and Glenn D. McDowell dated effective February 9, 2016. *

* Filed herewith.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. PHYSICAL THERAPY, INC.

Dated: February 12, 2016	By:	/s/ LAWRANCE W. MCAFEE
Lawrance W. McAfee
Chief Financial Officer
(duly authorized officer and principal financial and accounting officer)